DRADDR

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Alan Cohen Chief Marketing and Communications Officer (787) 706-2570	Kathy Waller AllWays Communicate, LLC (312) 543-6708

Triple-S Management Corporation to Negotiate Medicaid ASO Contract Extension Due to ASES’
Cancellation of RFP Process

SAN JUAN, Puerto Rico, May 9, 2014 – Triple-S Management Corporation (NYSE:GTS), the largest managed care company in Puerto Rico, today announced that the Puerto Rico Health Insurance Administration (ASES) informed its health subsidiary, Triple-S Salud, that the RFP process to return the Medicaid business to an at-risk model has been cancelled. As a result of this decision, the agency also notified Triple-S of its intention to extend the Company’s current Medicaid ASO contract, which expires on June 30, 2014, for a nine-month period. Under this contract, Triple-S is responsible for managing all of the eight Medicaid regions on the island, which had 1,398,243 residents enrolled as of March 31, 2014. Formal discussions regarding the extension are scheduled to begin next week and the Company expects the terms and conditions to be similar to those in the existing contract. A new RFP process will begin shortly.

“Extending our ASO contract through March 31, 2015 reflects the Puerto Rican government’s continued recognition of our ability to provide high-quality health care services,” said Ramón M. Ruiz-Comas, President and Chief Executive Officer. “When RFP bidding resumes, Triple-S plans to participate in the process, reflecting our commitment to serving this vitally important patient population.”

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is the leading player in the managed care industry in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial, Medicaid and Medicare Advantage markets under the Blue Cross Blue Shield marks. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates

•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	A downgrade in the Government of Puerto Rico’s debt

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs

•	Ability to maintain Federal Employees, Medicare and Medicaid contracts

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.